EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of U.S. NeuroSurgical Holdings, Inc. on Form 10-Q for the period ending September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan Gold, President and Chief Executive Officer of U.S. NeuroSurgical Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of U.S. NeuroSurgical Holdings, Inc.

/s/ Alan Gold
Alan Gold
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

Date: November 14, 2023